Exhibit 5


----------------------------  TROUTMAN SANDERS LLP  ----------------------------
                                ATTORNEYS AT LAW
                         A LIMITED LIABILITY PARTNERSHIP


                              THE CHRYSLER BUILDING
                              405 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10174
                             www.troutmansanders.com
                             TELEPHONE: 212-704-6000
                             FACSIMILE: 212-704-6288


                                  May 19, 2006


Ophthalmic Imaging Systems
221 Lathrop Way, Suite I
Sacramento, CA  95815

         Re:   Ophthalmic Imaging Systems

Dear Sir or Madam:

         We have acted as counsel to Ophthalmic Imaging Systems, a California corporation (the "Company"), in connection with a Registration Statement on Form S-8 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), covering
(i) an aggregate of 750,000 shares of the Company's common stock, no par value (the "Common Stock"), issuable upon the exercise of options which have been, or may from time to time be, granted by the Company to employees (including officers and directors who are employees) of the Company, consultants and advisors to and non-employee directors of the Company under the Company's 2003 Stock Option Plan (the "2003 Plan") and (ii) an aggregate of 750,000 shares of the Common Stock issuable upon the exercise of options which have been, or may from time to time be, granted by the Company to employees (including officers and directors who are employees) of the Company, consultants and advisors to and non-employee directors of the Company under the Company's 2005 Stock Option Plan (the "2005 Plan", and together with the 2003 Plan, the "Plans"), and such additional indeterminate number of shares of Common Stock as may be issued under the anti-dilution provisions of the Plans.

         In rendering the opinions expressed below, we have examined the Articles of Incorporation of the Company, the Amended and Restated By-laws of the Company, the Plans and minutes of the corporate proceedings of the Company relating to the Plans. In addition, we have examined and relied upon such other matters of law, certificates and examinations of public officials as we have deemed relevant to the rendering of this opinion. We have not examined each option contract in respect of options granted under the Plans. We have, however, examined the form of option contract which the Company has advised us is the form of option contract used by it under the Plans. We have also been informed by the Company that each option contract between the Company and option holders under the Plans is substantially in the form of the option contract we have examined. In all of our examinations, we have assumed the accuracy of all information furnished to us and the genuineness of all documents and the conformity to originals of all documents submitted to us as certified, conformed, facsimile or photostatic copies thereof, as well as the genuineness of all signatures on all such documents.

         Our opinion is limited to the date hereof and we do not in any event undertake to advise you of any facts or circumstances occurring or coming to our attention subsequent to the date hereof.

         Based upon and subject to the foregoing, we are of the opinion that the shares of the Company's Common Stock to be issued pursuant to the exercise of options granted or to be granted under the Plans will be, when issued pursuant to the provisions of the Plans and the applicable option contract, legally issued, fully paid and non-assessable.

         We hereby consent to the filing of a copy of this opinion as an exhibit to the Company's Registration Statement with respect to the Plans. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-K promulgated under the Act.

                                              Very truly yours,

                                              /s/ Troutman Sanders LLP

                                              TROUTMAN SANDERS LLP